Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Earns $17.0 Million, or $0.88 Per Diluted Share, in Second Quarter 2014;
Second Quarter Highlighted by Strong Loan Growth and Oregon Branch Acquisition

Walla Walla, WA - July 23, 2014 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported net income in the second quarter of 2014 of $17.0 million, or $0.88 per diluted share, compared to $10.6 million, or $0.54 per diluted share, in the preceding quarter and $11.8 million, or $0.60 per diluted share, for the second quarter a year ago.  Banner’s second quarter 2014 results were augmented by a bargain purchase gain related to the acquisition of six branches in Oregon, which net of related expenses added $0.23 per diluted share.  In the first six months of 2014, net income was $27.6 million, or $1.42 per diluted share, compared to $23.3 million, or $1.20 per diluted share, in the first six months of 2013.

“Banner’s results for the second quarter continue to reflect solid revenue generation driven by balance sheet growth, client acquisition and improved mortgage banking activity, as we continue to successfully execute our strategies designed to deliver sustainable profitability to our shareholders,” said Mark J. Grescovich, President and Chief Executive Officer.  “In the second quarter, our performance again resulted in significant loan growth and increased core deposits, which confirm that our value proposition is being well-received, and coupled with strong margins and further improvements in asset quality, demonstrate that our strategic execution is producing positive results.”

“During the quarter and throughout the past four years, we have continued to invest in our franchise,” Grescovich stated.  “We have added talented commercial and retail bankers in all of our markets, and we recently completed the purchase of six branches from Umpqua Bank.  This acquisition further expands our presence in Oregon with five of the six branches located in Coos County, Oregon and the sixth branch located in Douglas County, Oregon.  In connection with the acquisition, as of June 20, 2014 Banner acquired approximately $211 million in deposits, $88 million in loans and 10,500 new customer relationships.”

Second Quarter 2014 Highlights (compared to second quarter 2013, except as noted)

•	Net income was $17.0 million, or $0.88 per diluted share, compared to $11.8 million, or $0.60 per diluted share in the second quarter of 2013.
•	Annualized return on average assets was 1.51%.
•	Annualized return on average equity was 12.29%.
•	Revenues from core operations* increased 2% to $54.4 million, compared to $53.1 million in the second quarter a year ago.
•	Net interest margin was 4.06%, compared to 4.07% in the first quarter of 2014 and 4.20% in the second quarter a year ago.
•	Core deposits increased 19% and represent 76% of total deposits.
•	Deposit fees and other service charges increased 11% to $7.3 million.
•	Total loans increased $239.7 million during the quarter and increased 15% compared to a year ago.
•	Non-performing assets decreased 8% compared to three months earlier to $24.2 million, or 0.51% of total assets, at June 30, 2014, and declined 27% from a year earlier.
•	Common stockholders' tangible equity per share increased to $28.57 at June 30, 2014 compared to $27.87 in the preceding quarter and $26.49 in the second quarter a year ago.
•	The ratio of tangible common equity to tangible assets* remained strong at 11.79% at June 30, 2014.

BANR - Second Quarter 2014 Results
July 23, 2014

*Earnings information excluding acquisition bargain purchase gain, gain on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments (alternately referred to as other operating income from core operations or revenues from core operations) and the ratio of tangible common equity (which excludes other intangible assets) to tangible assets represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.

Income Statement Review

Reflecting strong balance sheet growth, Banner’s second quarter net interest income, before the provision for loan losses, improved to $43.8 million, compared to $42.3 million in the preceding quarter and $42.2 million in the second quarter a year ago.  In the first six months of 2014, net interest income was $86.1 million, compared to $83.2 million in the first six months of 2013.

“Our second quarter net interest margin remained relatively strong as a result of further improvement in our earning asset mix as well as a nominal decline in our funding costs, which coupled with growth in earning assets produced increased net interest income,” said Grescovich.  Banner's net interest margin was 4.06% for the second quarter of 2014, compared to 4.07% in the preceding quarter and 4.20% in the second quarter a year ago.  In the first six months of the year, Banner’s net interest margin was 4.06% compared to 4.18% for the same period a year earlier.

Earning asset yields decreased two basis points compared to the preceding quarter and decreased 22 basis points from the second quarter a year ago.  Loan yields decreased by four basis points compared to the preceding quarter and were 39 basis points lower than the second quarter a year ago.  Deposit costs as well as the total cost of funds decreased by one basis point in the second quarter of 2014 compared to the preceding quarter and eight basis points compared to the second quarter a year ago.

"Banner’s mortgage banking activities improved during the second quarter of 2014.  While the mortgage refinance market is slower than the elevated pace of a year ago, our originations for home purchases increased compared to prior periods and led to an increase in mortgage banking activity and revenues during the current quarter compared to the preceding quarter," noted Grescovich.  Mortgage banking operations contributed $2.6 million to second quarter revenues compared to $1.8 million in the preceding quarter and $3.6 million in the second quarter of 2013.  In the first six months of the year, mortgage banking operations contributed $4.4 million to revenues, compared to $6.4 million in the first six months of 2013.

Deposit fees and other service charges were $7.3 million in the second quarter of 2014, an 11% increase compared to $6.6 million in both the preceding quarter and in the second quarter a year ago.  Primarily due to successful marketing initiatives, the increases in deposit fees and service charges continue to reflect additional client acquisition and growth in the number of deposit accounts.  In the first six months of 2014, deposit fees and other service charges increased 8% to $13.9 million, compared to $12.9 million in the first six months of 2013.

Revenues from core operations* (revenues excluding the bargain purchase gain, gain on the sale of securities and fair value adjustments) were $54.4 million in the second quarter compared to $51.4 million in the preceding quarter and $53.1 million in the second quarter of 2013.  In the first six months of 2014, revenues from core operations* were $105.8 million, compared to $104.0 million in the first six months of 2013.

Banner's second quarter 2014 results included a $9.1 million acquisition bargain purchase gain based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed as a result of the completed purchase of six branches from Umpqua Bank, an Oregon state-chartered bank and successor to Sterling Savings Bank, a Washington state-chartered bank, as well as a $464,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value.  In the preceding quarter, Banner recorded a net loss of $255,000 for fair value adjustments and a $35,000 gain on sale of securities, and in the second quarter of 2013 Banner recorded a net loss of $255,000 for fair value adjustments and a $12,000 gain on sale of securities.

Total other operating income, which includes the acquisition bargain purchase gain, the gain on sale of securities and changes in the valuation of financial instruments, was $20.1 million in the second quarter of 2014, compared to $8.9 million in the first quarter of 2014 and $10.6 million in the second quarter a year ago.  Year-to-date total other operating income was $29.0 million compared

BANR - Second Quarter 2014 Results
July 23, 2014

to $20.6 million in the first six months of 2013.  Other operating income from core operations,* which excludes the acquisition bargain purchase gain, the gain on the sale of securities and fair value adjustments, was $10.6 million for the second quarter of 2014, compared to $9.1 million for the preceding quarter and $10.9 million for the second quarter a year ago.  In the first six months of 2014, other operating income from core operations* was $19.7 million compared to $20.8 million in the first six months of 2013.

Banner’s total other operating expenses (non-interest expenses) were $38.4 million in the second quarter of 2014, compared to $35.6 million in the preceding quarter and $35.5 million in the second quarter of 2013.  Operating expenses for the current quarter increased largely as a result of $2.0 million in estimated acquisition-related costs.  Year-to-date, Banner’s operating expenses were $74.0 million compared to $69.6 million in the first six months of 2013 with almost half of the increase attributable to acquisition-related costs.

For the second quarter of 2014, Banner recorded $8.5 million in state and federal income tax expense for an effective tax rate of   33.3%, which reflects normal marginal tax rates reduced by the impact of tax-exempt income and certain tax credits.

Credit Quality

“Again this quarter, our credit quality metrics reflect our moderate risk profile, and our non-performing assets have been reduced another 8% compared to the first quarter of 2014, and 27% compared to June 30, 2013,” said Grescovich.  “Additionally, our reserve levels remain substantial, and no provision for loan losses was required during the second quarter despite significant loan growth.”

Banner's allowance for loan losses was $74.3 million at June 30, 2014, or 1.97% of total loans outstanding and 376% of non-performing loans.  Banner had net charge-offs of $61,000, or less than 0.01% of average loans outstanding in the second quarter, compared to net recoveries of $113,000 in the preceding quarter, and net charge-offs of $275,000 in the second quarter a year ago.  As a result, Banner did not record a provision for loan losses for the second quarter of 2014 or for either the preceding or year-ago quarter.  Non-performing loans decreased 14% to $19.7 million at June 30, 2014, compared to $22.9 million at March 31, 2014, and decreased 24% when compared to $26.1 million at June 30, 2013.

REO and repossessed assets increased slightly to $4.5 million at June 30, 2014, compared to $3.5 million at March 31, 2014, but decreased 35% when compared to $6.8 million a year ago.

Banner's non-performing assets were 0.51% of total assets at June 30, 2014, compared to 0.59% at March 31, 2014 and 0.78% a year ago.  Non-performing assets decreased 8% to $24.2 million at June 30, 2014, compared to $26.4 million at March 31, 2014, and decreased 27% compared to $32.9 million a year ago.

Balance Sheet Review

“Banner had another strong quarter for loan production,” said Grescovich.  “In addition, we acquired $88 million of loans in connection with the acquisition of the six branches from Umpqua Bank.  As a result, total loans increased by $240 million, or 7%, compared to the prior quarter end and increased 15% compared to a year ago.  Further, we continue to see significant potential for growth in our loan origination pipelines.”

Net loans were $3.69 billion at June 30, 2014, compared to $3.45 billion at March 31, 2014, and $3.21 billion a year ago.  Commercial real estate and multifamily real estate loans increased 10% to $1.54 billion at June 30, 2014 compared to $1.40 billion at March 31, 2014 and increased 25% compared to $1.23 billion a year ago.  Commercial and agricultural business loans increased 6% to $980.9 million at June 30, 2014, compared to $925.4 million three months earlier and increased 12% compared to $873.8 million a year ago.  Total construction and land and land development loans decreased 8% to $349.6 million at June 30, 2014, compared to $378.8 million at March 31, 2014, and decreased 1% compared to $353.7 million a year earlier.

Total assets increased 7% to $4.75 billion at June 30, 2014, compared to $4.49 billion at March 31, 2014 and increased 12% compared to $4.24 billion a year ago.  The total of securities and interest-bearing deposits held at other banks was nearly unchanged at $709.7 million at June 30, 2014, compared to $704.1 million at March 31, 2014 and $696.1 million a year ago.  The average effective duration of Banner's securities portfolio was approximately 3.3 years at June 30, 2014.

Banner’s total deposits increased 6% to $3.92 billion at June 30, 2014, compared to $3.68 billion at March 31, 2014 primarily as a result of $211 million of deposits acquired through the branch acquisition, and increased 13% when compared to $3.46 billion a

BANR - Second Quarter 2014 Results
July 23, 2014

year ago.  Non-interest-bearing account balances increased 10% to $1.21 billion at June 30, 2014, compared to $1.10 billion three months earlier and increased 26% compared to $958.7 million a year ago.  Interest-bearing transaction and savings accounts increased 5% to $1.77 billion at June 30, 2014, compared to $1.68 billion at March 31, 2014 and increased 14% compared to $1.56 billion a year ago.  Certificates of deposit increased to $937.0 million at June 30, 2014, compared to $905.0 million at March 31, 2014, but declined compared to $944.1 million a year earlier.  The increase in certificate balances in the current quarter reflects a $28.9 million increase in brokered deposits to provide additional funding to support the strong loan growth.  Brokered deposits totaled $88.2 million at June 30, 2014 compared to $7.2 million at June 30, 2013.

 “We continue to focus on enhancing our core deposit franchise, which includes reducing our funding costs by remixing our deposits away from higher-priced CDs, adding new client relationships and improving our core funding position,” said Grescovich.  “To that point, our total non-certificate core deposits increased by 7% during the quarter and increased by 19% compared to a year ago.

Banner’s core deposits represented 76% of total deposits at June 30, 2014, compared to 73% of total deposits a year earlier.  The cost of deposits declined one basis point to 0.21% for the quarter ended June 30, 2014, compared to 0.22% for the quarter ended March 31, 2014, and declined eight basis points from 0.29% for the quarter ended June 30, 2013.

At June 30, 2014, total common stockholders' equity was $563.0 million, or $28.77 per share, compared to $547.5 million, or $27.97 per share at March 31, 2014, and to $520.3 million, or $26.66 per share, a year ago.  Banner had 19.6 million shares of common stock outstanding at June 30, 2014, compared to 19.5 million shares one year earlier.  At quarter end, tangible common stockholders' equity*, which excludes other intangible assets, was $559.1 million, or 11.79% of tangible assets, compared to $545.6 million, or 12.16% of tangible assets, at March 31, 2014, and $517.1 million, or 12.22% of tangible assets, a year ago.  Banner's tangible book value per share increased to $28.57 at June 30, 2014, compared to $26.49 per share a year ago.

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation's Tier 1 leverage capital to average assets ratio was 13.65% and its total capital to risk-weighted assets ratio was 16.45% at June 30, 2014.

Conference Call

Banner will host a conference call on Thursday, July 23, 2014, at 8:00 a.m. PDT, to discuss its second quarter results.  To listen to the call on-line, go to the Company's website at www.bannerbank.com.  Investment professionals are invited to dial (888) 317-6016 to participate in the call.  A replay will be available for one month at (877) 344-7529 using access code 1004871, or at www.bannerbank.com.

About the Company

Banner Corporation is a $4.74 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to Banner’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to, increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Banner’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.bannerbank.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for 2014 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

BANR - Second Quarter 2014 Results
July 23, 2014

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
INTEREST INCOME:
Loans receivable	$43,199	$41,743	$42,292	$84,942	$83,781
Mortgage-backed securities	1,446	1,471	1,394	2,917	2,566
Securities and cash equivalents	1,895	1,892	1,885	3,787	3,733
	46,540	45,106	45,571	91,646	90,080
INTEREST EXPENSE:
Deposits	1,910	1,964	2,490	3,874	5,210
Federal Home Loan Bank advances	51	38	40	90	64
Other borrowings	45	44	51	89	107
Junior subordinated debentures	726	721	742	1,446	1,482
	2,732	2,767	3,323	5,499	6,863
Net interest income before provision for loan losses	43,808	42,339	42,248	86,147	83,217
PROVISION FOR LOAN LOSSES	—	—	—	—	—
Net interest income	43,808	42,339	42,248	86,147	83,217
OTHER OPERATING INCOME:
Deposit fees and other service charges	7,346	6,602	6,628	13,947	12,928
Mortgage banking operations	2,600	1,840	3,574	4,440	6,412
Miscellaneous	644	636	664	1,281	1,455
	10,590	9,078	10,866	19,668	20,795
Gain on sale of securities	—	35	12	35	1,018
Other-than-temporary impairment recovery	—	—	—	—	409
Net change in valuation of financial instruments carried at fair value	464	(255)	(255)	209	(1,601)
Acquisition bargain purchase gain	9,079	—	—	9,079	—
Total other operating income	20,133	8,858	10,623	28,991	20,621
OTHER OPERATING EXPENSE:
Salary and employee benefits	22,330	21,156	21,224	43,486	41,953
Less capitalized loan origination costs	(3,282)	(2,195)	(3,070)	(5,477)	(5,941)
Occupancy and equipment	5,540	5,696	5,415	11,236	10,744
Information / computer data services	1,918	1,935	1,923	3,853	3,643
Payment and card processing services	2,746	2,515	2,449	5,261	4,753
Professional services	1,109	1,038	820	2,115	1,726
Advertising and marketing	1,370	1,055	1,798	2,425	3,297
Deposit insurance	637	576	617	1,213	1,263
State/municipal business and use taxes	388	159	538	547	1,003
Real estate operations	(109)	39	(195)	(70)	(446)
Amortization of core deposit intangibles	450	479	477	929	982
Acquisition related costs	1,979	45	—	2,024	—
Miscellaneous	3,359	3,083	3,461	6,473	6,580
Total other operating expense	38,435	35,581	35,457	74,015	69,557
Income before provision for income taxes	25,506	15,616	17,414	41,123	34,281
PROVISION FOR INCOME TAXES	8,499	5,046	5,661	13,545	10,945
NET INCOME	$17,007	$10,570	$11,753	$27,578	$23,336
Earnings per share available to common shareholders:
Basic	$0.88	$0.55	$0.61	$1.43	$1.21
Diluted	$0.88	$0.54	$0.60	$1.42	$1.20
Cumulative dividends declared per common share	$0.18	$0.18	$0.12	$0.36	$0.24
Weighted average common shares outstanding:
Basic	19,342,023	19,345,732	19,333,470	19,343,867	19,323,204
Diluted	19,409,601	19,409,584	19,397,171	19,406,215	19,385,389
Change in common shares	(7,831)	32,766	92,133	24,935	99,651

BANR - Second Quarter 2014 Results
July 23, 2014

FINANCIAL CONDITION
(in thousands except shares and per share data)	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
ASSETS
Cash and due from banks	$83,571	$73,316	$54,368	$69,711
Federal funds and interest-bearing deposits	62,990	71,459	67,080	67,638
Securities - at fair value	61,393	58,387	65,524	62,472
Securities - available for sale	455,353	464,657	469,137	470,280
Securities - held to maturity	133,186	109,567	94,336	102,513
Federal Home Loan Bank stock	31,191	33,288	36,040	35,390
Loans receivable:
Held for sale	7,322	3,239	6,393	2,734
Held for portfolio	3,755,277	3,519,673	3,283,808	3,415,711
Allowance for loan losses	(74,310)	(74,371)	(76,853)	(74,258)
	3,688,289	3,448,541	3,213,348	3,344,187
Accrued interest receivable	15,579	15,202	14,648	13,996
Real estate owned held for sale, net	4,388	3,236	6,714	4,044
Property and equipment, net	91,912	89,440	87,896	90,267
Other intangibles, net	3,892	1,970	3,247	2,449
Bank-owned life insurance	62,815	62,377	60,894	61,945
Other assets	50,740	56,856	63,058	64,006
	$4,745,299	$4,488,296	$4,236,290	$4,388,898
LIABILITIES
Deposits:
Non-interest-bearing	$1,210,068	$1,095,665	$958,674	$1,115,346
Interest-bearing transaction and savings accounts	1,771,865	1,681,854	1,557,513	1,629,885
Interest-bearing certificates	936,986	905,016	944,137	872,695
	3,918,919	3,682,535	3,460,324	3,617,926
Advances from Federal Home Loan Bank at fair value	45,251	48,351	54,262	27,250
Customer repurchase agreements	88,946	89,921	90,779	83,056
Junior subordinated debentures at fair value	77,313	74,135	73,471	73,928
Accrued expenses and other liabilities	35,619	29,189	22,010	31,324
Deferred compensation	16,238	16,641	15,111	16,442
	4,182,286	3,940,772	3,715,957	3,849,926
STOCKHOLDERS' EQUITY
Common stock	567,483	566,964	568,408	569,028
Retained earnings (accumulated deficit)	(4,541)	(18,026)	(42,440)	(25,073)
Other components of stockholders' equity	71	(1,414)	(5,635)	(4,983)
	563,013	547,524	520,333	538,972
	$4,745,299	$4,488,296	$4,236,290	$4,388,898
Common Shares Issued:
Shares outstanding at end of period	19,568,704	19,576,535	19,553,189	19,543,769
Less unearned ESOP shares at end of period	—	—	34,340	34,340
Shares outstanding at end of period excluding unearned ESOP shares	19,568,704	19,576,535	19,518,849	19,509,429
Common stockholders' equity per share (1)	$28.77	$27.97	$26.66	$27.63
Common stockholders' tangible equity per share (1) (2)	$28.57	$27.87	$26.49	$27.50
Common stockholders' tangible equity to tangible assets (2)	11.79%	12.16%	12.22%	12.23%
Consolidated Tier 1 leverage capital ratio	13.65%	13.53%	13.26%	13.64%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	Common stockholders' tangible equity excludes other intangibles. Tangible assets excludes other intangible assets. These ratios represent non-GAAP financial measures.

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
LOANS (including loans held for sale):
Commercial real estate:
Owner occupied	$541,558	$504,429	$500,812	$502,601
Investment properties	807,499	746,670	595,896	692,457
Multifamily real estate	188,792	153,003	137,027	137,153
Commercial construction	12,638	11,146	25,629	12,168
Multifamily construction	39,864	63,862	39,787	52,081
One- to four-family construction	213,414	219,169	191,003	200,864
Land and land development:
Residential	73,030	73,733	86,037	75,695
Commercial	10,679	10,864	11,228	10,450
Commercial business	735,128	716,546	639,840	682,169
Agricultural business including secured by farmland	245,742	208,817	233,967	228,291
One- to four-family real estate	558,744	517,621	552,698	529,494
Consumer:
Consumer secured by one- to four-family real estate	209,511	177,855	163,339	173,188
Consumer-other	126,000	119,197	112,938	121,834
Total loans outstanding	$3,762,599	$3,522,912	$3,290,201	$3,418,445
Restructured loans performing under their restructured terms	$37,462	$40,165	$51,732	$47,428
Loans 30 - 89 days past due and on accrual	$7,670	$12,662	$5,902	$8,784
Total delinquent loans (including loans on non-accrual)	$27,415	$24,602	$32,002	$22,010
Total delinquent loans / Total loans outstanding	0.73%	0.70%	0.97%	0.64%

GEOGRAPHIC CONCENTRATION OF LOANS AT
June 30, 2014	Washington	Oregon	Idaho	Other	Total
Commercial real estate:
Owner occupied	$388,662	$85,787	$54,529	$12,580	$541,558
Investment properties	535,393	116,493	59,700	95,913	807,499
Multifamily real estate	146,291	27,175	14,932	394	188,792
Commercial construction	11,770	—	868	—	12,638
Multifamily construction	33,454	6,410	—	—	39,864
One- to four-family construction	127,627	83,832	1,955	—	213,414
Land and land development:
Residential	40,492	31,358	1,180	—	73,030
Commercial	5,163	2,605	2,911	—	10,679
Commercial business	397,570	120,286	66,940	150,332	735,128
Agricultural business including secured by farmland	134,477	59,120	52,145	—	245,742
One- to four-family real estate	332,850	202,853	22,025	1,016	558,744
Consumer:
Consumer secured by one- to four-family real estate	125,888	68,272	14,314	1,037	209,511
Consumer-other	81,884	37,708	6,000	408	126,000
Total loans outstanding	$2,361,521	$841,899	$297,499	$261,680	$3,762,599
Percent of total loans	62.7%	22.4%	7.9%	7.0%	100.0%

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six Months Ended
CHANGE IN THE	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$74,371	$74,990	$76,396	$74,990	$76,759
Provision	—	—	—	—	—
Recoveries of loans previously charged off:
Commercial real estate	274	296	378	570	1,964
Construction and land	472	232	337	704	438
One- to four-family real estate	204	188	3	392	119
Commercial business	286	293	666	579	1,052
Agricultural business, including secured by farmland	311	350	310	661	347
Consumer	58	282	117	340	219
	1,605	1,641	1,811	3,246	4,139
Loans charged off:
Commercial real estate	(1,001)	(238)	(418)	(1,239)	(766)
Construction and land	(207)	—	(419)	(207)	(854)
One- to four-family real estate	(14)	(379)	(402)	(393)	(1,053)
Commercial business	(260)	(738)	(398)	(998)	(1,327)
Consumer	(184)	(173)	(449)	(357)	(777)
	(1,666)	(1,528)	(2,086)	(3,194)	(4,777)
Net (charge-offs) recoveries	(61)	113	(275)	52	(638)
Balance, end of period	$74,310	$74,371	$76,121	$74,310	$76,121
Net charge-offs / Average loans outstanding	0.002%	(0.003)%	0.008%	(0.001)%	0.020%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
Specific or allocated loss allowance:
Commercial real estate	$18,884	$17,412	$14,898	$16,759
Multifamily real estate	5,765	5,652	4,973	5,306
Construction and land	17,837	18,620	16,625	17,640
One- to four-family real estate	9,270	10,913	14,974	11,486
Commercial business	12,014	11,363	10,806	11,773
Agricultural business, including secured by farmland	2,824	2,636	3,805	2,841
Consumer	748	912	1,011	1,335
Total allocated	67,342	67,508	67,092	67,140
Unallocated	6,968	6,863	9,029	7,118
Total allowance for loan losses	$74,310	$74,371	$76,121	$74,258
Allowance for loan losses / Total loans outstanding	1.97%	2.11%	2.31%	2.17%
Allowance for loan losses / Non-performing loans	376%	325%	292%	300%

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$2,692	$6,201	$4,810	$6,287
Multifamily	422	—	335	—
Construction and land	1,296	2,135	2,775	1,193
One- to four-family	9,354	10,587	11,465	12,532
Commercial business	925	977	2,819	723
Agricultural business, including secured by farmland	104	—	—	—
Consumer	1,205	1,399	1,938	1,173
	15,998	21,299	24,142	21,908
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	993	—	—	—
One- to four-family	2,181	1,465	1,897	2,611
Commercial business	280	—	4	—
Agricultural business, including secured by farmland	—	104	—	105
Consumer	293	—	58	144
	3,747	1,569	1,959	2,860
Total non-performing loans	19,745	22,868	26,101	24,768
Real estate owned (REO)	4,388	3,236	6,714	4,044
Other repossessed assets	69	273	118	115
Total non-performing assets	$24,202	$26,377	$32,933	$28,927
Total non-performing assets / Total assets	0.51%	0.59%	0.78%	0.66%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
June 30, 2014	Washington	Oregon	Idaho	Total
Secured by real estate:
Commercial	$3,685	$—	$—	$3,685
Multifamily	422	—	—	422
Construction and land:
Residential land acquisition & development	—	750	—	750
Residential land improved lots	—	546	—	546
Total construction and land	—	1,296	—	1,296
One- to four-family	8,279	2,672	584	11,535
Commercial business	1,163	42	—	1,205
Agricultural business, including secured by farmland	104	—	—	104
Consumer	1,356	6	136	1,498
Total non-performing loans	15,009	4,016	720	19,745
Real estate owned (REO)	1,801	2,380	207	4,388
Other repossessed assets	69	—	—	69
Total non-performing assets at end of the period	$16,879	$6,396	$927	$24,202

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended		Six Months Ended
REAL ESTATE OWNED	Jun 30, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
Balance, beginning of period	$3,236	$11,160	$4,044	$15,778
Additions from loan foreclosures	1,996	418	2,703	1,504
Additions from capitalized costs	33	—	37	46
Proceeds from dispositions of REO	(1,034)	(5,305)	(2,675)	(11,787)
Gain on sale of REO	157	667	316	1,472
Valuation adjustments in the period	—	(226)	(37)	(299)
Balance, end of period	$4,388	$6,714	$4,388	$6,714

REAL ESTATE OWNED- BY TYPE AND STATE
June 30, 2014	Washington	Oregon	Idaho	Total
Commercial real estate	$—	$—	$175	$175
Land development- residential	614	1,637	32	2,283
One- to four-family real estate	1,187	743	—	1,930
Total	$1,801	$2,380	$207	$4,388

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
DEPOSIT COMPOSITION
Non-interest-bearing	$1,210,068	$1,095,665	$958,674	$1,115,346
Interest-bearing checking	437,810	435,910	399,302	422,910
Regular savings accounts	843,950	829,282	751,475	798,764
Money market accounts	490,105	416,662	406,736	408,211
Interest-bearing transaction & savings accounts	1,771,865	1,681,854	1,557,513	1,629,885
Interest-bearing certificates	936,986	905,016	944,137	872,695
Total deposits	$3,918,919	$3,682,535	$3,460,324	$3,617,926

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
June 30, 2014	Washington	Oregon	Idaho	Total
	$2,835,383	$848,991	$234,545	$3,918,919
	72.3%	21.7%	6.0%	100.0%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Dec 31, 2013
Public non-interest-bearing accounts	$23,886	$18,931	$22,160	$21,699
Public interest-bearing transaction & savings accounts	69,664	65,909	56,429	65,822
Public interest-bearing certificates	48,180	57,202	51,759	51,465
Total public deposits	$141,730	$142,042	$130,348	$138,986
Total brokered deposits	$88,209	$59,304	$7,152	$4,291

OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$88,946	$89,921	$90,779	$83,056

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
June 30, 2014	Amount	Ratio	Amount	Ratio
Banner Corporation-consolidated:
Total capital to risk-weighted assets	$667,027	16.45%	$324,294	8.00%
Tier 1 capital to risk-weighted assets	616,055	15.20%	162,147	4.00%
Tier 1 leverage capital to average assets	616,055	13.65%	180,496	4.00%
Banner Bank:
Total capital to risk-weighted assets	582,843	15.08%	386,574	10.00%
Tier 1 capital to risk-weighted assets	534,223	13.82%	231,945	6.00%
Tier 1 leverage capital to average assets	534,223	12.50%	213,685	5.00%
Islanders Bank:
Total capital to risk-weighted assets	35,697	19.26%	18,538	10.00%
Tier 1 capital to risk-weighted assets	33,376	18.00%	11,123	6.00%
Tier 1 leverage capital to average assets	33,376	13.96%	11,954	5.00%

BANR - Second Quarter 2014 Results
July 23, 2014

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Six Months Ended
OPERATING PERFORMANCE	Jun 30, 2014	Mar 31, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
Average loans	$3,588,654	$3,475,369	$3,250,808	$3,532,324	$3,233,116
Average securities	689,323	687,764	718,948	688,548	696,249
Average interest earning cash	54,887	58,352	68,130	56,610	87,930
Average non-interest-earning assets	197,796	200,227	212,661	199,005	215,006
Total average assets	$4,530,660	$4,421,712	$4,250,547	$4,476,487	$4,232,301
Average deposits	$3,700,736	$3,619,299	$3,489,625	$3,660,242	$3,495,764
Average borrowings	279,266	262,378	249,692	270,869	230,185
Average non-interest-bearing other liabilities (1)	(4,204)	(6,083)	(12,390)	(5,138)	(12,888)
Total average liabilities	3,975,798	3,875,594	3,726,927	3,925,973	3,713,061
Total average stockholders' equity	554,862	546,118	523,620	550,514	519,240
Total average liabilities and equity	$4,530,660	$4,421,712	$4,250,547	$4,476,487	$4,232,301
Interest rate yield on loans	4.83%	4.87%	5.22%	4.85%	5.23%
Interest rate yield on securities	1.92%	1.96%	1.80%	1.94%	1.79%
Interest rate yield on cash	0.31%	0.31%	0.27%	0.31%	0.26%
Interest rate yield on interest-earning assets	4.31%	4.33%	4.53%	4.32%	4.52%
Interest rate expense on deposits	0.21%	0.22%	0.29%	0.21%	0.30%
Interest rate expense on borrowings	1.18%	1.24%	1.34%	1.21%	1.45%
Interest rate expense on interest-bearing liabilities	0.28%	0.29%	0.36%	0.28%	0.37%
Interest rate spread	4.03%	4.04%	4.17%	4.04%	4.15%
Net interest margin	4.06%	4.07%	4.20%	4.06%	4.18%
Other operating income / Average assets	1.78%	0.81%	1.00%	1.31%	0.98%
Core operating income / Average assets (2)	0.94%	0.83%	1.03%	0.89%	0.99%
Other operating expense / Average assets	3.40%	3.26%	3.35%	3.33%	3.31%
Efficiency ratio (other operating expense / revenue)	60.11%	69.50%	67.06%	64.28%	66.99%
Efficiency ratio (other operating expense / core operating revenue)(2)	67.02%	69.11%	66.76%	68.03%	66.87%
Return on average assets	1.51%	0.97%	1.11%	1.24%	1.11%
Return on average equity	12.29%	7.85%	9.00%	10.10%	9.06%
Return on average tangible equity (3)	12.33%	7.88%	9.06%	10.14%	9.13%
Average equity / Average assets	12.25%	12.35%	12.32%	12.30%	12.27%

(1)	Average non-interest-bearing liabilities include fair value adjustments related to FHLB advances and Junior Subordinated Debentures.
(2)
Core operating income (or core operating revenue) excludes gain/(loss) on sale of securities, fair value and other-than-temporary impairment (OTTI) adjustments and, in the current quarter and year, an acquisition bargain purchase gain and related expenses, which represents non-GAAP financial measures.

(3)	Average tangible equity excludes other intangibles and represents a non-GAAP financial measure.